Execution Copy

                                    GUARANTY

      This GUARANTY (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 1st day of August, 2006, by RAND LOGISTICS, INC., a Delaware corporation ("Guarantor"), in favor of WISCONSIN & MICHIGAN STEAMSHIP COMPANY, a Michigan corporation ("WMS").

      1. Recitals.

      WMS is entering into that certain Time Charter Agreement, dated as of the date hereof, with LOWER LAKES TRANSPORTATION COMPANY, a Delaware corporation (together with its successors and assigns, "Lower Lakes") (as the same may from time to time be amended, restated or otherwise modified, the "Time Charter"). Guarantor desires that Lower Lakes obtain the benefits as described in the Time Charter. Except as specifically defined herein, capitalized terms used herein that are defined in the Time Charter shall have their respective meanings ascribed to them in the Time Charter.

      Guarantor deems it to be in the direct pecuniary and business interests of Guarantor that Lower Lakes enter into the Time Charter with WMS.

      Guarantor understands that WMS is willing to enter into the Time Charter only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the Guaranteed Obligations, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Lower Lakes by WMS and for other valuable consideration.

      2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Guaranteed Obligations" shall mean, collectively, (a) all obligations now owing or hereafter incurred by Lower Lakes to WMS to pay Supplemental Hire, Operating Hire and the Administrative Fee pursuant to the Time Charter, and (b) costs and expenses, including attorneys' fees, incurred in connection with the collection of any portion of the obligations described in subpart (a) hereof.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

      3. Guaranty of the Guaranteed Obligations. Guarantor hereby absolutely and unconditionally guarantees (as a guaranty of payment and not merely a guaranty of collection) the prompt payment in full of all of the Guaranteed Obligations as and when the respective parts thereof become due and payable. If the Guaranteed Obligations, or any part thereof, shall not be paid in full when due and payable, WMS (or a designee of WMS), in each case, shall have the right to proceed directly against Guarantor under this Agreement to collect the payment

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in full of the Guaranteed Obligations, regardless of whether or not WMS shall have theretofore proceeded or shall then be proceeding against Lower Lakes, it being understood that WMS, in its sole discretion, may proceed against Lower Lakes and may exercise each right, power or privilege that WMS may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as WMS, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Guaranteed Obligations. Guarantor agrees that all payments made by Guarantor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any taxes.

      4. Payments Conditional. Whenever WMS shall credit any payment to the Guaranteed Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, WMS, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if WMS may no longer have in its possession any instrument evidencing the Guaranteed Obligations to which the payment in question was applied.

      5. Guarantor's Guaranteed Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether Lower Lakes may from time to time cease to be indebted to WMS and irrespective of any act, omission or course of dealing whatever on the part of WMS, Guarantor's liabilities and other obligations under this Agreement shall remain in full effect until the payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing:

      5.1. Guarantor's Waiver of Notice, Presentment. Guarantor waives (a) notice of the incurring of obligations by Lower Lakes to WMS or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of obligations incurred by Lower Lakes to WMS, (c) notice of any indulgence granted to Lower Lakes, and (d) any other notice to which Guarantor might, but for this waiver, be entitled;

      5.2. WMS's Rights Not Prejudiced by Action or Omission. WMS (or a designee of WMS), in its sole discretion, may, without any prejudice to its rights under this Agreement, at any time or times, without notice to or the consent of Guarantor, (a) grant Lower Lakes whatever financial accommodations that WMS may from time to time deem advisable, even if Lower Lakes might be in default in any respect and even if those financial accommodations might not constitute Guaranteed Obligations, (b) assent to any renewal, extension, consolidation or refinancing of the Guaranteed Obligations or any part thereof, (c) forbear from demanding security, if WMS shall have the right to do so, (d) grant any waiver or consent or forbear from exercising any right, power or privilege that WMS may have or acquire, (e) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any of the Guaranteed Obligations or pursuant to which any of the Guaranteed Obligations are created, (f) grant any other indulgence to Lower Lakes, (g) accept any


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collateral for, or any other obligor upon, the Guaranteed Obligations or any part thereof, and (h) fail, neglect or omit in any way to realize upon any such collateral, to perfect any security interest with respect to any such collateral, or to protect the Guaranteed Obligations or any part thereof or any collateral therefor;

      5.3. Liabilities Survive Guarantor's Dissolution. Guarantor's liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor; and

      5.4. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Time Charter or any other agreement, instrument or document related thereto, the existence of any claim, set-off or other rights that Guarantor may have against Lower Lakes or any other Person, or any other defense available to Guarantor in respect of this Agreement (other than the payment in full of the Guaranteed Obligations).

      6. Representations and Warranties.

      (a) Generally. Guarantor represents and warrants that (i) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (ii) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (iii) the officers executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect;
(iv) except for matters described or referenced in the Time Charter or any schedule or exhibit thereto, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor's opinion, after consultation with Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor; (v) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to WMS; (vi) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to WMS; (vii) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to WMS incurred hereunder; and (viii) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

      (b) Financial Statements. Guarantor represents and warrants that the audited consolidated financial statements of Guarantor and its subsidiaries (the "Rand Companies") included in Guarantor's filings with the Securities and Exchange Commission are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Rand Companies as of the date of such financial statements and the results of their operations for the period then ending. Since the date of such statements, there has been no material adverse change in any of the Rand Company's financial condition, properties or business or any change in any Rand LL Company's accounting procedures.


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

      7. Waiver of Guarantor's Rights Against Lower Lakes and Collateral. To the extent permitted by law, Guarantor hereby waives any claim or other right that Guarantor might now have or hereafter acquire against Lower Lakes that arises from the existence or performance of Guarantor's liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of WMS against Lower Lakes or any collateral that WMS hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until irrevocable payment in full of all obligations of Lower Lakes under the Time Charter.

      8. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to WMS, mailed or delivered to it, addressed to the address of WMS specified in the Time Charter, or, as to each party, at such other address as shall be designated by such party in written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to WMS pursuant to any of the provisions hereof shall not be effective until received by WMS.

      9. Successors and Assigns; Third Party Beneficiary; Termination. This Agreement shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of WMS and its successors and assigns. This Agreement may not be assigned by either party hereto without the consent of the other party hereto. No third party shall have any rights under this Agreement, as a third party beneficiary or otherwise. This Agreement shall terminate in the event that either (i) WMS makes a general assignment or general arrangement for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against WMS and is not dismissed within thirty (30) days, (ii) a Change of Control of WMS shall occur, or (iii) the Exercise of Remedies by a Lender shall occur, and, in each case, thereupon Guarantor shall have no further liability hereunder, except as set forth in
Section 19.2(d) of the Time Charter.

      10. Invalidity. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      11. Entire Agreement. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof.

      12. Relationship of Parties. WMS shall have no fiduciary obligation toward Guarantor with respect to this Agreement or the transactions contemplated hereby.


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      13. Headings. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

      14. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Guarantor and WMS hereunder shall be governed by and construed in accordance with Michigan law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Michigan state or federal court sitting in Detroit, Michigan, over any action or proceeding arising out of or relating to this Agreement, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Michigan state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Michigan shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]


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      JURY TRIAL WAIVER. GUARANTOR, TO THE EXTENT PERMITTED BY LAW, HEREBY
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG WMS, LOWER LAKES AND GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first set forth above.

Address: 450 Park Avenue, 10th Floor           RAND LOGISTICS, INC.
         New York, NY 10022
                                               By: /s/ Laurence S. Levy
                                               Name:Laurence S. Levy
                                               Title:Chief Executive Officer


                                               WISCONSIN & MICHIGAN STEAMSHIP
                                               COMPANY

                                               By: /s/ Thomas A. Burton
                                               Name: Thomas A. Burton
                                               Title: Chief Financial Officer